SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 11, 2003
(Date of Report)
(Date of Earliest Event Reported)

CORIXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22891	91-1654387
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1124 Columbia Street, Suite 200, Seattle, WA 98104-2040
(Address of Principal Executive Offices, including Zip Code)

(206) 754-5711
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

         Corixa Corporation's wholly-owned subsidiary, Coulter Pharmaceutical, Inc., or Coulter, entered into a sublease agreement dated as of September 11, 2003 with Axys Pharmaceuticals, Inc., or Axys, a wholly-owned subsidiary of Applera Corporation, or Applera, to sublet a portion of Coulter's laboratory, research and development, and general administration space in South San Francisco. The rentable square feet under the sublease is approximately 16,800 square feet. The sublease expires in December 2006. Pursuant to the sublease and subject to certain conditions, Axys has the option to extend the sublease for the period from December 2006 through November 2010. Applera executed a guaranty of Axys' obligations under the sublease. A copy of the sublease is attached to this report as Exhibit 10.1.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits.

10.1	Sublease Agreement, dated as of September 11, 2003, between Coulter Pharmaceutical, Inc. and Axys Pharmaceuticals, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIXA CORPORATION

Date: September 11, 2003	By: /s/ Michelle Burris

Name: Michelle Burris Its: Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Sublease Agreement, dated as of September 11, 2003, between Coulter Pharmaceutical, Inc. and Axys Pharmaceuticals, Inc.